UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2016

Eagle Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36306	20-8179278
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

50 Tice Boulevard, Suite 315 Woodcliff Lake, NJ	07677
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 326-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On November 10, 2016, Eagle Pharmaceuticals, Inc. (“Eagle”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Arsia Therapeutics, LLC (the “Seller”), Arsia Therapeutics, Inc. (“Arsia”), Amy Schulman, as the Seller Representative, and each other holder of limited liability company interests of the Seller who executes a joinder thereto and becomes a party to the Purchase Agreement (collectively referred to as the “Parties”). The Purchase Agreement provides for the Seller to sell all of the outstanding capital stock of Arsia (the “Shares”) to Eagle, subject to the terms and conditions set forth in the Purchase Agreement.

Pursuant to the Purchase Agreement, and upon the terms and subject to the conditions thereof, at the closing Eagle will pay in exchange for the Shares (a) an amount equal to $27,259,272 in cash, plus (i) Arsia’s cash and cash equivalents at closing, minus (ii) any debt of Arsia not paid prior to closing, minus (iii) Arsia’s transaction expenses, to the extent greater than $175,000, and minus (iv) $100,000 to cover expenses of the Seller Representative and (b) a number of shares of Eagle’s common stock equal to $2,740,728 (collectively, the “Closing Amount”). For purposes of paying the Closing Amount, the shares of Eagle’s common stock will be valued based on the average of the closing sale prices per share as reported on The NASDAQ Stock Market for the thirty (30) trading days prior to the closing date. The terms of the Purchase Agreement require any recipients of Eagle’s common stock to sign a lock-up agreement that, among other things, provides for a lock-up period of 12 months for all of the shares of Eagle common stock issued in connection with the Closing Amount or the Milestone Payments (as defined below).

Eagle has also agreed to pay up to an additional $48 million to the Seller upon achievement of certain clinical, regulatory and development milestones (collectively, the “Milestone Payments”), subject to acceleration under certain circumstances described in the Purchase Agreement. The Milestone Payments will be in cash, shares of Eagle’s common stock, or a combination of both, at the election of the Seller or Seller Representative, as applicable. For purposes of paying the Milestone Payments, the shares of Eagle’s common stock will be valued based on the average of the closing sale prices per share of Eagle’s common stock as reported on The NASDAQ Stock Market (or other national exchange upon which the Eagle’s common stock is then listed) for the thirty (30) trading days prior to the date such milestone is achieved or consummated, as applicable, and the thirty (30) trading days including and following the date such milestone is achieved or consummated, as applicable.

The transaction is subject to customary conditions. The Parties currently anticipate that the transaction will be completed within one week.  The Purchase Agreement contains customary representations, warranties, covenants and indemnities of each of Eagle and the Seller and the equityholders of the Seller. The Purchase Agreement provides for limited termination rights, including but not limited to, by the mutual consent of the Parties; upon certain breaches of representations, warranties, covenants or agreements; and in the event the transactions have not been consummated on or before December 31, 2016.

The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of the Purchase Agreement, were made as of specific dates, were made solely for the benefit of the parties to the Purchase Agreement and may not have been intended to be statements of fact but, rather, as a method of allocating risk and governing the contractual rights and relationships among the Parties.  The assertions embodied in those representations and warranties may be subject to important qualifications and limitations agreed to by Eagle and Arsia in connection with negotiating their respective terms.  Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders of Eagle.  For the foregoing reasons, none of Eagles’ stockholders or any other person should rely on such representations and warranties, or any characterizations thereof, as statements of factual information at the time they were made or otherwise.

The foregoing summary of the Purchase Agreement is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

Item 3.02                                           Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 is incorporated herein by reference thereto. The offer and issuance of the shares of Eagle’s common stock pursuant to the Purchase Agreement will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) at the time of issuance, and therefore may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company is relying on the exemption from federal registration under Section 4(a)(2) of the Securities Act and/or Rule 506 promulgated thereunder.

Item 7.01                                           Regulation FD Disclosure

On November 11, 2016, Eagle issued a press release announcing the signing of the Purchase Agreement, a copy of which is attached hereto as Exhibit 99.1.  The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended. As such, this information shall not be incorporated by reference into any of Eagle’s reports or other filings made with the Securities and Exchange Commission.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description
2.1

Stock Purchase Agreement, dated as of November 10, 2016, by and among Eagle Pharmaceuticals, Inc., Arsia Therapeutics, LLC, Arsia Therapeutics, Inc., Amy Schulman, as the Seller Representative, and each person that executes a joinder to the Purchase Agreement.

99.1	Press Release of Eagle dated November 11, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eagle Pharmaceuticals, Inc.

Dated: November 14, 2016
	By:	/s/ Scott Tarriff
Scott Tarriff
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1

Stock Purchase Agreement, dated as of November 10, 2016, by and among Eagle Pharmaceuticals, Inc., Arsia Therapeutics, LLC, Arsia Therapeutics, Inc., Amy Schulman, as the Seller Representative, and each person that executes a joinder to the Purchase Agreement.

99.1	Press Release of Eagle dated November 11, 2016